Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-148442 of Network Equipment Technologies, Inc. on Form S-3 of our report dated December 5, 2007 with respect to the consolidated financial statements of Quintum Technologies, Inc. and Subsidiary as of and for the year ended June 30, 2007 appearing in the Report on Form 8-K/A of Network Equipment Technologies, Inc. filed December 11, 2007.

/s/ Wiss & Company, LLP

Wiss & Company, LLP

Livingston, New Jersey

February 12, 2008